IR Presentation February 26, 2020 NASDAQ:CLSK

CleanSpark cautions you that statements in this presentation that are not a description of historical facts are forward - looking statements . These statements are based on CleanSparks’ current beliefs and expectations . The inclusion of forward - looking statements should not be regarded as a representation by CleanSpark that any of our plans will be achieved . Actual results may differ from those set forth in this presentation due to the risk and uncertainties inherent in our business, including, without limitation : risks associated with the performance of CleanSpark's technology, the number of items delivered to customers and the timing of the shipments may not develop as we expect ; and other risks described in our press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10 - Kandany subsequent filings with the SEC . You are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this presentation to reflect events or circumstances after the date hereof . All forward - looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 . Safe Harbor Statement NASDAQ:CLSK

Zachary K . Bradford served as the Company’s Chief Financial Officer from 2014 through October 2019 when he was named as the Company’s Chief Executive Officer . He is an experienced executive and a licensed Certified Public Accountant in Nevada . Mr . Bradford holds a B . S . in Accounting and a Masters of Accountancy from Southern Utah University . 1 | 22 Presenter Zachary K. Bradford CEO, President and Director NASDAQ:CLSK

What is a Microgrid? A localized group of electricity sources and storage (batteries) that normally operate connected to the traditional grid. A microgrid can also disconnect to “island” away from the traditional grid as economic or physical conditions dictate. CleanSparks’ software models and directs the microgrid’s operations 2 | 22 NASDAQ:CLSK

Our Software Solutions Integrated suite of software that provides end - to - end microgrid energy modeling and management: mVSO Platform: B2B SaaS product provides energy modeling that can be used as a sales and design tool by energy developers mPulse Platform: Patented, proprietary platform enables integration and optimization of multiple energy sources: Solar, Batteries, Generators 3 | 22 NASDAQ:CLSK

NAVIGANT

Microgrid Controller Leaderboard

Published Q2/2018

CleanSpark's vision, forward thinking and execution earns it a place amongst the largest players in the industry while remaining vendor agnostic ahead of General Electric and Lockheed Martin.

Industry Validation

Navigant Research Leaderboard: Microgrid Controls

Table 3.1
The Navigant Research Leaderboard Overall Scores

Rank	Company	Strategy	Execution	Total Score
1	Schweitzer Engineering Laboratories	77.0	91.0	**84.3**
2	Schneider Electric	91.0	75.8	**83.7**
3	Opus One Solutions	75.5	75.5	**75.5**
4	Encorp	69.8	74.0	**71.9**
5	Siemens	78.0	62.5	**70.7**
6	S&C Electric	69.8	67.3	**68.5**
7	PowerSecure	70.3	64.8	**67.6**
8	Spirae	67.3	61.8	**64.6**
9	Emerson Automation Solutions	49.5	72.8	**62.2**
10	CleanSpark	64.0	57.8	**61.0**
11	ABB	57.3	59.0	**58.1**
12	General Electric	62.0	52.0	**57.2**
13	Eaton	53.0	58.3	**55.7**
14	Lockheed Martin	56.0	49.8	**53.0**
15	OATI	35.0	53.5	**45.2**

Source: Navigant Research

"All 15 companies are positioned to emerge as leaders in the next 10 years."

NASDAQ:CLSK

CLEANSPARK

4 | 22

5 | 22 Rapidly Expanding Market Total microgrid capacity is expected to increase from 3.5GW to 20GW over the next decade. Global Market for Microgrids is expected to experience 28% Compound Annual Growth Rate from 2020 - 2029 nearing $40 billion. (Source: Navigant Research) Microgrids must use software to achieve optimal results. MARKET OPPORTUNITY NASDAQ:CLSK

Competitive Advantage Vendor and Hardware Agnostic We can connect and communicate with all energy products Plug and Play Software Integration simplified, no need to customize each deployment Flexible and Intelligent Architecture Flexible intelligence ensures customer goals are reached 6 | 22 NASDAQ:CLSK

Business Segments 7 | 22 NASDAQ:CLSK Software as a Service & Controls AVG. Margin: 90% Hardware AVG. Margin: 15% Consulting Services AVG. Margin: 60%

NASDAQ:CLSK Sales Six consecutive quarters of year - over - year growth Quarter ending December 31, 2019 revenue of $976,824 - up 372% from $262,907 in 2018 Total Orders Under Contract to be delivered in 2020 exceed $5.1 million as of January 31, 2020 Focus on expanding margin through concentrated sales on software and services $10 Million targeted revenue for the 2020 fiscal year , an increase of 222% from $4.5 Million in 2019 All figures are based on a September 30, fiscal year end 8 | 22 $10 Million

9 | 22 CleanSpark Completes Strategic Acquisition of p2klabs, Inc. January 2020 NASDAQ:CLSK

CleanSpark Profit Expansion Strategy NASDAQ:CLSK 10 | 22

Proven Track Record “The system architecture is elegant, flexible, and scalable and best possible system to control a multi - vendor microgrid.” Southern California Edison “Your individual technologies are far ahead of the known market, and together have the potential to change the face of the current microgrid and energy industry.” United States Marine Corps NASDAQ:CLSK 11 | 22

CAPITAL STRUCTURE Common Shares Outstanding 4.9 million Warrants Outstanding (12/31/20) 1,314,063 Warrant Strike Price Between: $0.83 & $100.00 Options Outstanding (12/31/20) 217,951 Option Strike Price Between: $4.50 & $59.00 NASDAQ:CLSK 12 | 22

SUMMARY BALANCE SHEET As of 12/31/19 Cash $ 6,376,557 Current assets $ 11,021,141 Total Assets $ 23,989,281 Current Liabilities $ 2,449,335 Total Liabilities $ 6,383,925 Total Stockholders’ Equity $17,605,306 13 | 22 NASDAQ:CLSK

14 | 22 Summary Profit & Loss (Fiscal end year September 30) NASDAQ:CLSK

Why CleanSpark? 15 | 22 Rapidly increasing revenues with capital on hand to reach profitability Leading - edge technology Proven track record of successful software installations Top 10 ranking and strong reputation in the industry Strategic alliances with key market participants NASDAQ:CLSK

16 | 22 NASDAQ: CLSK CleanSpark Software | Powering the Future NASDAQ:CLSK

Contact Zach Bradford CEO and President CleanSpark, Inc. zach@cleanspark.com Office 702 - 941 - 7837 17 | 22 NASDAQ:CLSK

18 | 22 APPENDIX NASDAQ:CLSK

Omni Channel 360 Degree Marketing Plan Building Brand Awareness and Demand Generation NASDAQ:CLSK Strengthen Corporate and Product Brands Build a Robust Sales Pipeline 19 | 22

Lori Love, Chief Financial Officer Lori L . Love, CPA brings over twelve years of experience in finance and operations . She has contributed her skills to public accounting firms, financial institutions, and software servicing companies . She most recently served as the Executive Vice President of Finance and Operations for the largest financial institution in the state of Nevada where she was responsible for financial reporting, budgeting, cash flow management, operations, compliance, and account management . Management Team Zachary K. Bradford CEO, President and Director Zachary K . Bradford served as the Company’s Chief Financial Officer from 2014 through October 2019 when he was named as the Company’s Chief Executive Officer . He is an experienced executive and a licensed Certified Public Accountant in Nevada . Mr . Bradford holds a B . S . in Accounting and a Masters of Accountancy from Southern Utah University . From March of 2015 to July 31 , 2016 , Mr . Bradford also served as a member of the board of directors and Chief Financial Officer of Epic Stores Corp . 20 | 22 NASDAQ:CLSK

Amanda Kabak, Chief Technology Officer Amanda Kabak is an experienced software architect . Before joining CleanSpark in 2017 , Ms . Kabak was a managing consultant for 10 th Magnitude, worked as Sr . Software Engineer for Uptake, and as Sr . Software Architect for OptiRTC, Inc . Amer Tadayon , Chief Revenue Officer An experienced executive and entrepreneur, Amer spent the last 25 years in technology, marketing, sales, and design . He is founder and CEO of p 2 klabs, Inc . and has held leadership positions at Fortune 500 companies including IBM, Cognizant, and frog design . In addition, he has worked with major global brands such as Nike, MTV, and Mattel . Management Team 21 | 22 NASDAQ:CLSK

S. MATTHEW SCHULTZ CHAIRMAN AND DIRECTOR LARRY MCNEILL DIRECTOR CHAIRMAN COMPENSATION COMMITTEE AUDIT COMMITTEE MEMBER DR . THOMAS L . WOOD DIRECTOR COMPENSATION COMMITTEE MEMBER AUDIT COMMITTEE MEMBER ROGER P. BEYNON DIRECTOR CHAIRMAN AUDIT COMMITTEE Board of Directors 22 | 22 Matthew served as the Company’s Chief Executive Officer from 2014 through October 2019 and has been involved in many capacities with several publicly traded companies . He served as the President and CEO of Amerigo Energy, Inc . , creating multiple syndicated offerings of developmental oil production programs, as well as overseeing the operations from permitting through production . Since 1999 , he has assisted numerous development and early stage companies to secure financing and experience significant growth . As the President of Wexford Capital Ventures, Inc . , he was instrumental in funding companies both domestically and abroad . While serving as the Chairman of Pali Financial Group, Inc . , he assisted in market development of dozens of public corporations . He was a founding member and the Vice President of the Utah Consumer Lending Association . A native of Lander, WY, he studied management and finance at Weber State University . Larry has a master’s degree in Business Administration from Armstrong University, a BA in Business Administration, Economics, and Russian language from Minnesota State University . Larry served as the Director of Safeway Grocery Stores, Inc’s Consumer, Sales, and Store Location research departments where he was responsible for the expansion of Safeway in Europe, Australia and Canada . The Director of Market Research for A&P where he was responsible for the Company’s expansion into Saudi Arabia . An Executive Officer of Smiths Food and Drug Centers for 17 years ; most recently as the Senior Vice President of Corporate Development overseeing the Research, Real Estate, and Legal Departments . Mr . McNeill retired from Smith’s Food & Drug Stores in 1996 after the Fred Meyer merger was completed . Dr . Thomas L . Wood has a bachelor’s degree in Civil Engineering, from Union College and master’s degree in Civil Engineering from University of Maryland, College Park . Dr . Wood then obtained a Doctor of Business Administration degree from Argosy University, Honolulu . He has over 33 years of highly successful experience in operations, policy development, implementation, construction management, acquisition and budgeting . Dr . Wood previously served in the U . S . Navy rising to the role of Deputy Operations for the Navy’s Pacific Engineering Command in which he was responsible for ensuring the successful execution through nine field offices of nearly $ 1 billion annually in construction and services contracts . After leaving the U . S . Navy, Dr . Wood served as a Subject Matter Expert (SME) supporting the U . S . Pacific Command (USPACOM) Joint Interagency Coordination Group (JIACG) as a Sr . Military Analyst and continued as a civil servant in senior roles thereafter . Roger P . Beynon, has a bachelor degree in accounting and a minor in banking and finance from Weber State University . He is an experienced CPA and managing partner of Beynon & Associates, a public accounting firm through which he has provided accounting and tax services to businesses since 1984 . Mr . Beynon is a Certified Public Accountant (CPA) and Certified Fraud Examiner (CFE) and is a past president of the Utah Association of CPA’s . Mr . Beynon is currently the chairman of the board of directors of Transwest Credit Union . NASDAQ:CLSK